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                                 EXHIBIT 10 (a)

                   AMENDMENT TO WHITMAN EMPLOYMENT AGREEMENT


     Amendment No. 1, dated as of November 11, 1996, among FTD Corporation, a Delaware corporation ("FTD Corporation"), Florists' Transworld Delivery, Inc., a Michigan corporation ("the Company") and Margaret C. Whitman ("the Executive"), amending the Employment Agreement dated as of March 31, 1995 (as amended, the "Agreement"), among FTD Corporation (formerly known as Perry Capital Corp.), the Company and the Executive.

                                  WITNESSETH:

     WHEREAS, Executive, FTD Corporation and the Company deem it to be in their respective best interests to amend certain terms and provisions of the Agreement as set forth in this Amendment No. 1.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

     1. Definitions. All terms used herein which are defined in the Agreement and not otherwise defined herein are used herein as defined therein.

     2.  Amendment of Section 3(a) of the Agreement.  Subsection (a) of
Section 3 of the Agreement is hereby amended to increase to Base Salary to $300,000 (such increase above the existing Base Salary being referred to
herein as the "Base Salary Increase").   The Base Salary Increase shall be
effective the 186th day of the Company's 1997 fiscal year (the "Increase Date"), unless Executive's employment with the Company has been terminated by Executive prior to such date. Upon its effectiveness, the Base Salary Increase shall be applied retroactively to July 1, 1996. Notwithstanding the foregoing, if Executive's employment is terminated by the Company prior to the Increase Date, Executive shall be paid a pro rated portion of the Base Salary Increase for the number of days Executive is employed by the Company during the period from July 1, 1996 to the effective date of such termination and such portion of the Base Salary Increase shall be paid within ten days of the effective date of termination.

     3.  Amendment of Section 3 (b) of the Agreement.  Subsection (b) of
Section 3 of the Agreement is hereby amended to read in its entirety as follows:

          "(b) Bonus. The Executive shall be eligible to receive the following bonus payments:

                       (i) Executive shall be eligible for an annual bonus in an amount up to $150,000 (the "Bonus") payable on last day of each fiscal year during the Term of Employment, commencing with the fiscal year ending June 30, 1997 (the "1997 Fiscal Year"): provided, that if Executive's employment is terminated prior to the end of any fiscal year, the amount of any Bonus paid for



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                   such fiscal year shall be pro rated for the number of days
                   Executive is employed by the Company during such fiscal year and the Bonus for such period shall be paid within ten days of the effective date of termination. Notwithstanding the foregoing, no Bonus shall be paid for the 1997 Fiscal Year if Executive's employment with the Company has been terminated by Executive prior to the Increase Date.


                            (ii) Executive shall be eligible for an additional bonus (the "Additional Bonus") for the 1997 Fiscal Year in an amount equal to the excess, if any of (i) $125,000 over (ii) the sum of the Base Salary Increase and Bonus paid to Executive for the 1997 Fiscal Year. The Additional Bonus shall be paid to Executive at the same time as the Bonus for the 1997 Fiscal Year is paid to Executive. Notwithstanding the foregoing, no Additional Bonus shall be paid for the 1997 Fiscal Year if Executive's employment with the Company has been terminated by Executive prior to the Increase Date.

                            (iii)  Executive shall be eligible for a
                   performance bonus (the "EBITDA Bonus") in an amount of $200,000, payable within 90 days following the end of the 1997 Fiscal Year (whether or not Executive is employed by the Company at such time) if the Company's EBITDA for the 1997 Fiscal Year is equal to or greater than $24,500,000. Notwithstanding the foregoing, no EBITDA Bonus shall be paid for the 1997 Fiscal Year if Executive's employment with the Company has been terminated by Executive prior to the 230th day of the 1997 Fiscal Year.

                   4. Amendment of Section 5 of the Agreement. (a) The second proviso contained in the first paragraph of Section 5 of the Agreement is hereby amended to read in its entirety as follows:

                   "and provided, further, notwithstanding the foregoing, that the Term of Employment shall expire on the effective date of termination specified in a written notice provided by Executive to the Company or by the Company to Executive, as the case may be. Such written notice may be given by either such party to the other at any time and for any reason."

                   (b)  Each of the subsections (a) through (e), inclusive, of
Section 5 of the Agreement is hereby deleted in its entirety.





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     (c)  Subsection (f) of Section 5 of the Agreement is hereby amended to read in its entirety as follows:

                   "In the event of the termination of Executive's employment hereunder for any reason, the Executive shall be entitled to receive (i) Base Salary accrued through the effective date of such termination, (ii) payment of accrued but unused vacation time, (iii) payment for unreimbursed business expenses through the effective date of such termination and
                   (iv) payments with respect to the Executive's participation in any fringe benefit programs through the effective date of termination."

                   5. Amendment of Section 9 of the Agreement. Section 9 of the Agreement is hereby amended by deleting the words "of Section 5(a) or (c)" from the fourth line thereof.

                   6. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Delaware except to the extent governed by federal law.

                   7. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day the year first above written.

EXECUTIVE                                   FTD CORPORATION


/s/ Margaret C. Whitman                     By:  /s/ Richard Perry
-----------------------                        -------------------------------
Margaret C. Whitman                            Name: Richard Perry
                                               Title: Chairman of the Board


                                            FLORISTS' TRANSWORLD
                                            DELIVERY, INC.
                                            By:  /s/ Scott Levin
                                               --------------------------------
                                               Name: Scott Levin
                                               Title:  Vice President &
                                                       General Counsel